UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2024

Permex Petroleum Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41558	98-1384682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Turtle Creek Blvd., Suite 925 Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

(469) 804-1306

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2024, Permex Petroleum Corporation (the “Company”) announced that Mehran Ehsan will resign from his position as the Company’s President and Chief Executive Officer and will transition to the role of Vice President of Business Development, effective April 29, 2024. Mr. Ehsan will remain a member of the board of directors of the Company. In connection with Mr. Ehsan’s transition, Bradley Taillon has been appointed as President and Chief Executive Officer, effective April 29, 2024.

In connection with Mr. Taillon’s appointment, Mr. Taillon entered into an employment agreement, dated April 29, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Taillon’s annual base salary will be $250,000, with an annual bonus of up to 100% of his annual base salary. Additionally, Mr. Taillon will receive a one-time cash bonus of $50,000, as well as 10,000 stock options, and will be eligible for additional bonus payments upon the closing of certain qualified financing events. As Chief Executive Officer, Mr. Taillon will also be eligible to participate in the Company’s 2022 Stock Option Plan.

Prior to his appointment as President and Chief Executive Officer of the Company, Mr. Taillon, 34, served as the Vice President of Finance of the Company since March 2024. Prior to that, Mr. Taillon held various positions with Ruckus Energy from November 2019 to March 2024, most recently holding the position of Vice President of Finance and Investor Relations from May 2022 to March 2024. Before joining Ruckus Energy, Mr. Taillon worked as a Landman at AQYRE Energy from June 2018 to October 2019. Bradley also has experience as an A&D Analyst at Lilis Energy Inc. from March 2017 to May 2018. Mr. Taillon holds an MBA in International Finance, a BBA in International Economics, and a BA in Modern Language (German) from Fort Hays State University.

Mr. Taillon has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Taillon and any other persons pursuant to which he was selected as an executive officer of the Company. There are no related party transactions between Mr. Taillon and the Company reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 and which is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including, but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, filed on February 13, 2023, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1*	Employment Agreement, dated April 29, 2024, between the Company and Bradley Taillon

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

*	Certain confidential information contained in this document has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

April 29, 2024	By:	/s/ Bradley Taillon
Bradley Taillon
Chief Executive Officer

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